Exhibit 99.15

<u>NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS</u>:
The Notice of Meeting, proxy statement and proxy card
are available at http://www.astproxyportal.com/ast/26814

0

TENX KEANE ACQUISITION

Proxy for Extraordinary General Meeting on August 2, 2024

Solicited on Behalf of the Board of Directors

NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “extraordinary general meeting”) of TenX Keane Acquisition, a Cayman Islands exempted company, company number 372208 (“TenX”), will be held at 9:30 a.m. Eastern Time, on August 2, 2024. The extraordinary general meeting will be held virtually via live webcast. As such, TenX Shareholders may attend the extraordinary general meeting by visiting the extraordinary general meeting website at https://web.lumiconnect.com/279617443 (password: tenx2024) where they will be able to listen to the meeting live and vote during the meeting. We are pleased to utilize virtual shareholder meeting technology to provide ready access and cost savings for TenX Shareholders and TenX. You are cordially invited to attend the extraordinary general meeting for the purposes listed on the reverse side of this notice and proxy.

The undersigned hereby appoints Xiaofeng Yuan as proxy of the undersigned, with power of substitution, to vote all ordinary shares of TenX registered in the name provided, which the undersigned is entitled to vote at the Extraordinary General Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposal set forth in this Proxy Statement.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY CARD, BUT NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS.

(Continued and to be signed on the reverse side)

EXTRAORDINARY GENERAL MEETING OF

TENX KEANE ACQUISITION

August 2, 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet. To attend the meeting via the Internet, please visit https://web.lumiconnect.com/279617443 (password: tenx2024) and be sure to have your control number available.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Proposal	FOR	AGAINST	ABSTAIN
1. **Proposal No. 1 — The Business Combination Proposal** — Resolved as a special resolution that TenX Keane Acquisition's ("TenX") entry into (i) the Agreement and Plan of Merger and Reorganization, dated as of October 23, 2023 (the "Merger Agreement"), by and among TenX, Citius Pharmaceuticals, Inc., a Delaware corporation ("Citius Pharma"), Citius Oncology, Inc., a Delaware corporation and wholly-owned subsidiary of Citius Pharma ("SpinCo"), and TenX Merger Sub, Inc. a Delaware corpo- ration and wholly-owned subsidiary of TenX ("Merger Sub") (a copy of which is attached to the proxy statement/prospectus as Annex A), (ii) each of the other Transaction Documents (as defined in the Merger Agreement) and (iii) each of the transactions contemplated thereby, in each case, in accordance with the terms and subject to the conditions set forth in the Merger Agreement and such Transaction Documents including the Domestication (as defined in the Merger Agreement) and the Merger (as defined in the Merger Agreement), be approved, adopted, ratified and confirmed in all respects;	☐	☐	☐
2. **Proposal No. 2 — The Domestication Proposal** — Resolved as a special resolution that TenX be transferred by way of continuation from the Cayman Islands to Delaware and become domesticated as a Delaware corporation (the "Domestication") in accor- dance with Section 388 of the General Corporation Law of the State of Delaware and de-register as a Cayman Islands exempted company in accordance with Section 206 of the Cayman Islands Companies Act and, immediately upon being de-registered in the Cayman Islands, TenX be registered as a corporation under the laws of Delaware and, conditional upon, and with effect from, the registration of TenX as a corporation in Delaware, the name of TenX be changed from 'TenX Keane Acquisition' to 'Citius Oncology, Inc.';	☐	☐	☐
3. **Proposal No. 3 — The Organizational Documents Proposal** — Resolved as a spe- cial resolution that with effect from the date of the Domestication, the memorandum and articles of association of TenX currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed new certifi- cate of incorporation (the "Proposed Certificate of Incorporation") and the proposed new bylaws (the "Proposed Bylaws") of TenX (copies of which are attached to the proxy statement/prospectus as Annex B and Annex C, respectively) and that the name of TenX be changed from TenX Keane Acquisition to 'Citius Oncology, Inc.;	☐	☐	☐
4. **Proposal No. 4 — The Non-Binding Governance Proposals** — Resolved as an ordinary resolution on a non-binding advisory basis, certain material differences between TenX's Amended and Restated Memorandum and Articles of Association (as it may be amended from time to time, the "Cayman Constitutional Documents") and the Proposed Certificate of Incorporation and Proposed Bylaws, presented separately in accordance with the United States Securities and Exchange Commission require- ments:			
4a: *Change the Authorized Capital Stock* - To approve and adopt provisions in the Proposed Certificate of Incorporation to authorize the change in the authorized capital stock of TenX from (i) 150,000,000 TenX Ordinary Shares and 1,000,000 preference shares, par value $0.0001 per share, of TenX to (ii) 100,000,000 shares of New Citius Oncology Common Stock and 10,000,000 shares, par value of $0.0001 per share, of New Citius Oncology preferred stock.	☐	☐	☐
4b:***Change the Stockholder Vote Required to Amend the Certificate of Incorporation*** - To approve and adopt provisions in the Proposed Certificate of Incorporation to require after the Trigger Event, that the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding shares of New Citius Oncology Common Stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend or repeal the provisions in the Proposed Certificate of Incorporation related to the Board of Directors, Consent of Stockholders in Lieu of a Meeting, Special Meetings of Stockholders, Limitation on Liability, Corporate Opportunities and Competition, Exclusive Forum, Section 203 of the DGCL and Amendments.	☐	☐	☐
4c: ***Establish a Classified Board of Directors*** - To approve and adopt provisions in the Proposed Certificate of Incorporation to divide the New Citius Oncology Board of directors into three classes, with only one class of directors being elected in each year and each class serving a three-year term.	☐	☐	☐
4d: ***Action by Written Consent Stockholders*** - To approve and adopt provisions in the Proposed Certificate of Incorporation to provide that any action required or permitted to be taken by the New Citius Oncology stockholders may be effected at a duly called annual or special meeting of such stockholders, and, after the Trigger Event, may not be taken by written consent.	☐	☐	☐
4e: ***Removal of Directors*** - To approve and adopt provisions in the Proposed Certificate of Incorporation to require that after the Trigger Event, the affirmative vote of the holders of at least 66 2/3% of the voting power of all then-outstanding New Citius Oncology Common Stock entitled to vote generally in the election of directors, voting together as a single class to remove a director for cause.	☐	☐	☐
4f: ***Delaware as Exclusive Forum*** - To approve and adopt provisions in the Proposed Certificate of Incorporation to provide that, unless New Citius Oncology consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for the types of actions or proceedings under Delaware statutory or common law for the actions described in the proxy statement/prospectus/information statement.	☐	☐	☐
5. **Proposal No. 5 — The Stock Issuance Proposal** —Resolved as an ordinary resolution, for the poses of complying with the applicable provisions of Nasdaq Rule 5635(a), (b) and (d), the issuance of shares of common stock, par value $0.0001, of New Citius Oncology pursuant to (i) the Domestication and (ii) the Merger;	☐	☐	☐
6. **Proposal No. 6 — The Incentive Plan Proposal** — Resolved as an ordinary resolution, that the adoption of the New Citius Oncology 2024 Omnibus Stock Incentive Plan by New Citius Oncology with effect from the consummation of the Business Combination be approved, ratified and confirmed in all respects;	☐	☐	☐
7. **Proposal No. 7 — The Director Election Proposal —Resolved as an** ordinary resolution eight (8) persons listed below be elected to serve on New Citius Oncology Board upon the consummation of the Business Combination to serve staggered terms until the 2025 (Class I), 2026 (Class II) and 2027 (Class III) annual meetings of stockholders, as applicable, or until their respective successors are duly elected and qualified or until their earlier death, resignation, retirement or removal for cause; and			
Class I Nominees:			
7a. Myron Holubiak	☐	☐	☐
7b. Joel Mayersohn	☐	☐	☐
Class II Nominees			
7c. Dr. Eugene Holuka	☐	☐	☐
7d. Robert Smith	☐	☐	☐
7e. Carol Webb	☐	☐	☐
Class III Nominees			
7f. Suren Dutia	☐	☐	☐
7g. Leonard Mazur	☐	☐	☐
7h. Dennis McGrath	☐	☐	☐
8. **Proposal No. 8 — The Adjournment Proposal** — Resolved as an ordinary resolution the adjourn- ment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solic- itation and vote of proxies in the event that there are insufficient shares represented to constitute a quo- rum necessary to conduct business at the extraordinary general meeting or for the approval of one or more proposals at the extraordinary general meeting or to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement/prospectus is provided to TenX Shareholders.	☐	☐	☐

Each of Proposals No. 1 through 3 and 5 through 7 (the "Condition Precedent Proposals") are cross-conditioned on the approval of the others. Proposal No. 8 is not conditioned upon the approval of any other proposal set forth in this proxy statement/prospec- tus. Proposal No. 4 is constituted of non-binding advisory proposals.

These items of business are described in the accompanying proxy statement/prospectus, which we encourage you to read carefully and in its entirety before voting.

Only holders of record of TenX's ordinary shares, par value $0.0001 per share, at the close of business on July 1, 2024 are entitled to notice of and to vote and have their votes counted at the extraordinary general meeting and any adjournment of the extraordinary general meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.